 1 SCHEDULE 14A (RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ) Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12 BAKER HUGHES INCORPORATED -------------------------------------------------------------------------------- (Name of Registrant as Specified in its Charter) -------------------------------------------------------------------------------- (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11. (1) Title of each class of securities to which transaction applies: -------------------------------------------------------------------------------- (2) Aggregate number of securities to which transaction applies: -------------------------------------------------------------------------------- (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): -------------------------------------------------------------------------------- (4) Proposed maximum aggregate value of transaction: -------------------------------------------------------------------------------- (5) Total fee paid: -------------------------------------------------------------------------------- [ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: -------------------------------------------------------------------------------- (2) Form, Schedule or Registration Statement No.: -------------------------------------------------------------------------------- (3) Filing Party: -------------------------------------------------------------------------------- (4) Date Filed: -------------------------------------------------------------------------------- 2 BAKER HUGHES INCORPORATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 2001 To the Stockholders of Baker Hughes Incorporated: The Annual Meeting of the Stockholders of Baker Hughes Incorporated (the "Company") will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Wednesday, April 25, 2001, at 11:00 a.m., for the purpose of considering and voting on: 1. Election of four directors to serve for three-year terms. 2. Reapproval of 1995 Employee Annual Incentive Compensation Plan, as amended and restated. 3. Stockholder Proposal No. 1 on Implementation of the MacBride Principles in Northern Ireland. 4. Stockholder Proposal No. 2 regarding Classified Boards. 5. Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof. The Board of Directors has fixed March 7, 2001 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment. You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. You may also exercise your proxy by telephone by following the instructions on the enclosed proxy card. The deadline for voting by telephone is 3:00 p.m. Houston time, on April 24, 2001, the day before the meeting, or such later date that is the day before any reconvened meeting after any adjournment or postponement thereof. If you vote by telephone, you still may vote in person or by returning a signed and later-dated proxy, and you may revoke your proxy any time prior to its exercise. By order of the Board of Directors, /s/ SANDRA E. ALFORD Sandra E. Alford Secretary Houston, Texas March 19, 2001 -------------------------------------------------------------------------------- TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. -------------------------------------------------------------------------------- 3 PROXY STATEMENT This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (hereinafter called the "Corporation," the "Company" or "Baker Hughes"), to be voted at the Annual Meeting of Stockholders scheduled to be held on Wednesday, April 25, 2001, and at any and all reconvened meetings after adjournments thereof. Solicitation of proxies by mail is expected to commence on or about March 19, 2001 (the approximate date that this Proxy Statement and accompanying proxy were first sent to security holders). The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Corporation will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Corporation will reimburse them for postage and clerical expenses. The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies from stockholders of the Corporation for an anticipated fee of $9,500.00 plus out-of-pocket expenses. SHARES AS TO WHICH PROXIES HAVE BEEN EXECUTED WILL BE VOTED AS SPECIFIED IN THE PROXIES. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED HEREIN AS DIRECTORS, FOR THE REAPPROVAL OF THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED, AND AGAINST EACH OF STOCKHOLDER PROPOSAL NOS. 1 AND 2. Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary, at the Corporation's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Corporation are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Corporation's executive offices. VOTING SECURITIES The securities of the Corporation entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1 per share (the "Common Stock"), of which 335,409,391 shares were issued and outstanding at the close of business on March 7, 2001. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. Assuming a quorum is present with respect to the election of directors, the four nominees receiving the greatest number of votes that the holders of the Common Stock cast will be elected as directors. There will be no cumulative voting in the election of directors. Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy and entitled to vote on the matter is required for reapproval of the 1995 Employee Annual Incentive Compensation Plan, as amended and restated, and Stockholder Proposal Nos. 1 and 2. Under Delaware law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. Shares held by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter (i.e., broker non-votes), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter. The following table sets forth information about the holders of the Common Stock known, to the Corporation on March 7, 2001, to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (the "SEC"). For the purposes of this Proxy 1 4 Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.
NAME AND ADDRESS SHARES PERCENT ---------------- ---------- ------- Barrow, Hanley, Mewhinney & Strauss, Inc. 19,336,260 5.86% One McKinney Plaza 3232 McKinney Avenue, 15th Floor Dallas, Texas 75204-2429 FMR Corp. 38,432,318 11.57% 82 Devonshire Street Boston, Massachusetts 02109
2 5 PROPOSAL NO. 1 ELECTION OF DIRECTORS Four Class I directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the Annual Meeting of Stockholders to be held in April 2004. The following table sets forth for each nominee for election as a director his name, all positions with the Corporation held by the nominee, the nominee's principal occupation, age, year in which he first became a director of the Corporation and class. Each nominee director has agreed to serve if elected. Mr. Max P. Watson, Jr., a Class I director, has informed the Corporation that he has resigned as a director effective as of April 25, 2001. As a result, Mr. Watson is not being nominated for election as a Class I director.
DIRECTOR NOMINEES PRINCIPAL OCCUPATION AGE SINCE CLASS -------- -------------------- --- -------- ----- EDWARD P. DJEREJIAN Director of the James A. Baker III Institute 61 2001 I for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Occidental Petroleum and Global Industries, Ltd. H. JOHN RILEY, JR. Chairman of Cooper Industries, Inc. 60 1997 I (diversified manufacturer) since 1996, President since 1992 and Chief Executive Officer since 1995. He was Executive Vice President, Operations of Cooper Industries, Inc., from 1982 to 1992, and Chief Operating Officer from 1992 to 1995. Mr. Riley is a director of The Allstate Corporation, The Houston Forum and Central Houston, Inc. Mr. Riley also serves as a director of the Manufacturers Alliance/MAPI, Inc., The Greater Houston Partnership, Junior Achievement, Inc. and the National Association of Manufacturers and as a trustee of the Museum of Fine Arts, Houston.
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DIRECTOR NOMINEES PRINCIPAL OCCUPATION AGE SINCE CLASS -------- -------------------- --- -------- ----- CHARLES L. WATSON Chairman and Chief Executive Officer of 51 1998 I Dynegy, Inc. (diversified energy). Mr. Watson was elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. He served as President of NGC Corporation from its establishment in 1985 until 1989. Mr. Watson serves on the National Petroleum Council and the Governor's Business Council. He is a board member of the Interstate Natural Gas Association of America and Edison Electric Institute, as well as a founding member of the Natural Gas Council. Mr. Watson is also a board member of Theatre Under the Stars, Houston 2012 Olympic Committee, Hobby Center for the Performing Arts, and the Greater Houston Partnership. He served as Chairman of the Alexis de Tocqueville Society 1998/99 Campaigns for the United Way of the Texas Gulf Coast and as Chairman of the 1999/2000 fundraising campaign for the United Way of the Texas Gulf Coast. MICHAEL E. WILEY Chairman of the Board, Chief Executive Officer 50 2000 I and President of Baker Hughes since August 2000. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company (ARCO), an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., a publicly traded independent oil and gas company. Mr. Wiley is a director of Spinnaker Exploration and the American Petroleum Institute, a trustee of the University of Tulsa and the Houston Museum of Natural Science, and a member of the National Petroleum Council. He also serves on the Advisory Board of Riverstone Holdings LLC.
INFORMATION CONCERNING DIRECTORS NOT STANDING FOR ELECTION The following table sets forth certain information for those directors whose present terms will continue after the Annual Meeting of Stockholders. The term of each Class II and Class III director expires at the 2002 and 2003 Annual Meeting of Stockholders, respectively. Pursuant to the Corporation's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors of the class in which the vacancy occurs will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director. Messrs. Joe B. Foster and Lester M. Alberthal, Jr. have advised the Company that they are each retiring as a director of the Company effective as of this Annual Meeting of Stockholders. Messrs. Foster and Alberthal had completed the maximum ten-year tenure generally permitted by the Company's Bylaws in April 2000, but had agreed, at the request of the Board of Directors and as allowed by the Bylaws, to serve until this Annual Meeting to assure continuity during the transition of the Company's new Chief Executive Officer. Mr. J. Larry Nichols has been elected by the remaining Class II directors in accordance with the Company's 4 7 Bylaws to fill the vacancy created upon the retirement of Mr. Foster. Mr. Nichols will complete the term of Mr. Foster and serve until the 2002 Annual Meeting of Stockholders.
DIRECTOR DIRECTORS PRINCIPAL OCCUPATION AGE SINCE CLASS --------- -------------------- --- -------- ----- VICTOR G. BEGHINI Retired Vice Chairman -- Marathon Group, USX 66 1992 III Corporation and Retired President -- Marathon Oil Company (integrated oil and gas company). Mr. Beghini was Vice Chairman -- Marathon Group, USX Corporation from 1990 to 1999, and President -- Marathon Oil Company from 1987 to 1999. Mr. Beghini joined Marathon in 1956. He was Vice President -- Supply & Transportation from 1978 to 1984, President of Marathon Petroleum Company from 1984 to 1985, Senior Vice President -- Domestic Exploration and Production for Marathon Oil Company from 1985 to 1986, and Senior Vice President -- Worldwide Production from 1986 to 1987. Mr. Beghini is a director of Pitt-DesMoines, Inc. and a board member of the Sam Houston Council of the Boy Scouts of America. JOSEPH T. CASEY Retired Vice Chairman and Chief Financial 69 1998 II Officer of Western Atlas Inc. Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc. from 1994 until his retirement in 1996. He was Vice Chairman and Chief Financial Officer of Litton Industries, Inc. from 1988 to 1994. He is a director of UNOVA, Inc., Litton Industries Inc. and PSI, Inc., and is a trustee of the Rand Corporation's Center for Russia and Asia, Claremont McKenna College and the Don Bosco Technical Institute. EUNICE M. FILTER Vice President and Secretary of Xerox 60 1992 III Corporation (office equipment) since 1984, and Treasurer of Xerox Corporation since 1990. President and Chief Executive Officer of Xerox Credit Corp. since 1995. She was Director of Investor Relations of Xerox Corporation from 1979 to 1984. Ms. Filter is a member of the National Investor Relations Institute, the American Society of Corporate Secretaries, the Financial Women's Association of New York, the Financial Executives Institute and the National Association of Corporate Treasurers. She is also a director of Briggs & Stratton Corporation, LaBranche & Co., Inc. and Xerox Canada Inc.
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DIRECTOR DIRECTORS PRINCIPAL OCCUPATION AGE SINCE CLASS --------- -------------------- --- -------- ----- CLAIRE W. GARGALLI Former Vice Chairman, Diversified Search and 58 1998 III Diversified Health Search Companies (executive search consultants). She was Vice Chairman, Diversified Search and Diversified Health Search Companies from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark's two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc. and UNOVA, Inc. She is also a trustee of Carnegie Mellon University and Middlebury College. RICHARD D. KINDER Chairman and Chief Executive Officer of both 56 1994 II Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P. (diversified energy) since 1997. He was President and Chief Operating Officer of Enron Corp. from 1990 through 1996. Mr. Kinder is a director of Transocean Sedco Forex Inc. He is also a trustee of the Museum of Fine Arts, Houston, and is past Chairman of the Interstate Natural Gas Association of America. J. LARRY NICHOLS Chairman, President and Chief Executive 58 2001 II Officer of Devon Energy Corporation (an independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as President since 1976, and as Chief Executive Officer since 1980. Mr. Nichols is also a director of BOK Financial Corporation and Smedvig AS. JAMES F. MCCALL Executive Director of the American Society of 66 1996 III Military Comptrollers since 1991. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army's Comptroller/ Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc. and Enterprise Federal Savings Bank. He is also Vice Chairman of the Board of Directors of the American Refugee Committee.
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD During fiscal year 2000, the Board of Directors held thirteen meetings. During fiscal year 2000, each non-employee director was paid a monthly retainer of $2,500, an attendance fee of $2,000 for the first meeting of the Board or any of its committees attended in any one day and $1,000 for each additional meeting attended in the same day. Committee chairmen received an additional fifty percent of the meeting fee. In addition, each non-employee director is entitled to retirement benefits in the amount of the annual retainer for service on the Board at the rate in effect on December 31 of the year preceding the year of retirement therefrom for a period of up to ten years. Each non-employee director is allowed to defer up to 100% of his or her annual retainer, meeting fees or retirement income in accordance with the Company's Director Compensation Deferral Plan. Directors who are employees of Baker Hughes are not paid any fees or additional remuneration for service as members of the Board or any of its committees and are not entitled to the retirement benefits mentioned 6 9 above. While serving as interim Chairman of the Board, President and Chief Executive Officer, Mr. Foster was not compensated as a non-employee director. Each non-employee director is granted a nonqualified option to purchase 2,000 shares of the Common Stock effective upon his initial election to the Board of Directors. The stock option plans also provide for an annual grant of a nonqualified option to purchase 1,000 shares of the Common Stock, on the fourth Wednesday of October each year after the initial grant until expiration of the plans to each person who is a non-employee director on such date. The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics Committee, which is comprised of Messrs. Beghini (Chairman), Casey, McCall, M. Watson and Ms. Filter, held seven meetings during fiscal year 2000. The Company's Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. A copy of the charter of the Audit/Ethics Committee that was adopted by the Board of Directors is attached as Annex A to this Proxy Statement. The Audit/Ethics Committee is primarily responsible for providing assistance to the Board of Directors in fulfilling its fiduciary responsibility to the stockholders and the investment community in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's financial controls and the quality and integrity of the financial statements of the Company. To promote independence of the audit, the Committee consults separately and jointly with the independent accountants, the internal auditors and management. In addition, the Committee monitors the Standards of Conduct for the Corporation's employees, coordinates compliance and reviews and investigates non-compliance matters. The Compensation Committee, which is comprised of Messrs. Kinder (Chairman), Beghini, Riley, C. Watson and Ms. Gargalli, held nine meetings during fiscal year 2000. The functions performed by the Compensation Committee include: reviewing Baker Hughes' executive salary and bonus structure; reviewing Baker Hughes' stock option and convertible debenture plans (and making grants thereunder), employee retirement income plans, employee thrift plan and employee stock purchase plan; recommending directors' fees; setting bonus goals; approving salary and bonus awards to key executives; and recommending incentive compensation and stock award plans for approval by stockholders. The Governance Committee, which is comprised of Messrs. Riley (Chairman), Alberthal, McCall, C. Watson and Ms. Filter, held one meeting during fiscal year 2000. The functions performed by the Governance Committee include selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualifications requisite for continuing Board service. If the Board of Directors increases its number of members during the year, the Bylaws of the Company provide that the vacancy or vacancies created would be filled with new member(s) elected by majority vote of the members in the class of directors where such increase is occurring. The Committee also considers nominees that stockholders recommend. Stockholders desiring to make such recommendations should submit the candidate's name, together with biographical information and his or her written consent to nomination, to: Chairman, Governance Committee of the Board of Directors of Baker Hughes Incorporated, P.O. Box 4740, Houston, Texas 77210-4740. During the fiscal year ended December 31, 2000, each director (other than Mr. M. Watson) attended at least 75% of the aggregate number of meetings of the Corporation's Board of Directors and respective Committees on which he or she served. 7 10 SECURITY OWNERSHIP OF MANAGEMENT Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 7, 2001 by each director and director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group.
SHARES BENEFICIALLY OWNED ---------------------------------------------------------- SHARES SHARES SUBJECT TO OPTIONS TOTAL OWNED WHICH ARE OR WILL BECOME BENEFICIAL % OF NAME AS OF 3/7/01 EXERCISABLE PRIOR TO 5/7/01 OWNERSHIP CLASS(1) ---- ------------ ------------------------------ ---------- -------- Lester M. Alberthal, Jr. ............. 16,030 4,000 20,030 -- Edward P. Djerejian................... 0 0 0 -- Victor G. Beghini..................... 18,111 19,231 37,342 -- Joseph T. Casey....................... 234,437 16,191 250,628 -- Eunice M. Filter...................... 3,533 5,000 8,533 -- Claire W. Gargalli.................... 7,588 29,359 36,947 -- Richard D. Kinder..................... 6,000 6,000 12,000 -- James F. McCall....................... 2,000 6,000 8,000 -- J. Larry Nichols...................... 0 0 0 -- H. John Riley, Jr..................... 10,000 5,000 15,000 -- Charles L. Watson..................... 0 18,163 18,163 -- Max P. Watson, Jr..................... 0 4,000 4,000 -- Max L. Lukens......................... 0 909,750 909,750 -- Joe B. Foster......................... 18,000 22,667 40,667 -- Michael E. Wiley...................... 197,500(2) 0 197,500 -- Thomas R. Bates, Jr. ................. 0 36,114 36,114 -- Andrew J. Szescila.................... 46,948(3) 149,616 196,564 -- George S. Finley...................... 35,094 80,521 115,615 -- Alan J. Keifer........................ 5,740 16,001 21,741 -- All directors and executive officers as a group (19 persons)............. 613,481 1,327,613 1,941,094 --
--------------- (1) No percent of class is shown for holdings of less than 1%. (2) Includes 185,000 shares issued as a restricted stock award on August 15, 2000 upon Mr. Wiley's appointment as the Company's Chairman of the Board, Chief Executive Officer and President. Mr. Wiley was initially awarded 233,000 shares of Common Stock upon his appointment; however, on January 24, 2001, he forfeited 48,000 of those shares pursuant to the formula contained in the grant. (3) Includes 25,000 shares issued as a restricted stock award on January 24, 2001. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS On March 29, 1999, Andrew J. Szescila received a loan from the Company pursuant to the Corporate Executive Loan Program, in the principal amount of $125,000, at an interest rate of 6.2% per annum. The principal of the loan is due and payable on March 29, 2004, with interest due the last day of March, June, September and December, commencing on June 30, 1999 to and including the date of maturity of the loan (March 29, 2004). At the present, Mr. Szescila's outstanding principal is $125,000. The Company is authorized to deduct due and unpaid amounts on the loan from Mr. Szescila's earnings, amounts due Mr. Szescila under any severance plan or policy, amounts due Mr. Szescila under the Company's Supplemental Retirement Plan or any other of Mr. Szescila's compensation. 8 11 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC, the New York Stock Exchange and the Pacific Exchange. SEC regulations require executive officers, directors and greater than ten percent beneficial owners to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes, that during its fiscal year ended December 31, 2000, the Corporation's executive officers and directors complied with all applicable Section 16(a) filing requirements, except that Joe B. Foster failed to timely file a Form 4 reporting one purchase of 10,000 shares of Common Stock. EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE The following table sets forth the compensation that the Company and its subsidiaries paid to each of the persons who served as Chief Executive Officer during 2000, all executive officers whose total annual salary and bonus exceeded $100,000, and one former executive officer for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of 2000, for services rendered to the Company for the calendar years ended December 31, 2000, 1999 and 1998:
ANNUAL COMPENSATION LONG TERM COMPENSATION ------------------- -------------------------------------- AWARDS PAYOUTS ------------------------- ---------- RESTRICTED STOCK STOCK OPTIONS LTIP ALL OTHER NAME AND PRINCIPAL POSITION YEAR SALARY BONUS AWARDS (SHARES)(1) PAYOUTS(2) COMPENSATION(3) --------------------------- ---- -------- -------- ---------- ----------- ---------- --------------- M.L. Lukens, Chairman of the 2000 $ 76,923 $ -- $ -- -- -- $4,171,111(5) Board, President and Chief 1999 830,790 -- -- 476,190 -- 93,000 Executive Officer(4) 1998 800,000 -- -- 238,095 1,918,589(6) 552,252 J.B. Foster, Chairman of the 2000 342,462 315,349 -- 100,000(8) -- 19,013 Board, President and Chief Executive Officer(7) M.E. Wiley, Chairman of the 2000 338,070 -- 8,781,188(10) 500,000 -- 27,775 Board, President and Chief Executive Officer(9) T.R. Bates, Jr., Senior Vice 2000 505,600(12) -- -- -- -- 69,702(13) President(11) 1999 525,069 -- 1,693,750(14) -- -- 48,885 1998 270,351 91,666 -- 381,266 -- 18,581 A.J. Szescila, Senior Vice 2000 471,507 -- -- -- -- 20,754 President and Chief 1999 459,648 -- -- -- -- 46,124 Operating Officer 1998 425,577 -- -- 306,706 391,563(15) 266,152 G.S. Finley, Senior Vice 2000 410,481 -- -- -- -- 32,219 President -- Finance and 1999 404,397 -- -- -- -- 36,741 Administration and 1998 335,540 -- -- 241,006 323,543(16) 179,684 Chief Financial Officer A.J. Keifer, Vice President 2000 191,386 -- -- 12,131 -- 14,897 and Controller 1999 143,802 -- -- -- -- 10,189
--------------- (1) See Footnote (1) to table in "-- Stock Options Granted During 2000" below. (2) Messrs. Lukens, Szescila, and Finley received a one-time restricted stock award matching their stock ownership as of January 31, 1995, pursuant to the Company's 1995 Stock Award Plan (the "Award Plan"). The awards were made to encourage additional stock ownership and to assist the executives in reaching the minimum stock ownership requirements that the Company has adopted. The matched shares vested on August 10, 1998, upon the consummation of the Company's merger (the "Merger") with Western Atlas Inc., in accordance with the change in control provisions of the Award Plan. In addition, Messrs. Lukens, Szescila and Finley received a stock bonus award on August 10, 1998, upon 9 12 the consummation of the Merger, in accordance with the change in control provisions of the Company's 1991 and 1993 Stock Bonus Plans (the "Bonus Plans"). The Bonus Plans provide that one additional share of common stock will be issued for every five shares of common stock exercised under the Company's 1987 Restated Employee Stock Option Plan and the Company's 1993 Stock Option Plan, if such shares exercised are held for a minimum of three years or upon certain other events, including a change in control. The value of the stock awards that vested and of the bonus shares that were awarded, in each case, due to a change in control (as defined in the Award Plan and the Bonus Plans) of Baker Hughes occasioned by the Merger is reported here as LTIP payouts. The value of these payouts is based upon the closing stock price of $22.375 per share of the Common Stock on the New York Stock Exchange on August 10, 1998. (3) For fiscal years 2000 and 1999, All Other Compensation includes Company contributions to the Thrift Plan, Supplemental Retirement Plan and life insurance premiums for the named executive officers. For fiscal year 1998, All Other Compensation includes a payment equivalent to a prorated expected value bonus, Company contributions to the Thrift Plan, Supplemental Retirement Plan and life insurance premiums for each of the named executive officers. Based on the Company's fiscal year 1998 financial performance, predetermined bonus objectives, as set by the Compensation Committee, were partially achieved by each of Messrs. Lukens, Bates, Szescila and Finley. With the exception of Mr. Bates, upon consummation of the Merger with Western Atlas, the named executive officers were paid an amount equivalent to a prorated expected value bonus, due to the change in control provisions contained in the Company's 1995 Incentive Compensation Plan. Any bonus amounts earned due to the achievement of predetermined objectives were offset by the amount paid in connection with the change in control provisions of the Company's 1995 Incentive Compensation Plan, and the Company did not pay any additional bonus amounts to the named executive officers for fiscal year 1998. Amounts for fiscal year 2000 for the persons named above are as follows:
THRIFT SRP LIFE ------- ------- ------ Lukens................................................. $ 1,662 $10,298 $7,200 Foster................................................. 17,123 -- 1,890 Wiley.................................................. 1,121 25,266 1,388 Bates.................................................. 3,032 34,848 1,822 Szescila............................................... 18,799 -- 1,955 Finley................................................. 4,617 25,442 2,160 Keifer................................................. 7,804 6,427 666
(4) Mr. Lukens resigned as Chairman of the Board, President and Chief Executive Officer of the Company, effective January 28, 2000. (5) Includes $4,151,951 paid to Mr. Lukens pursuant to his Severance Agreement with the Company in connection with his resignation. See "Employment and Severance Agreements." (6) Mr. Lukens received 81,059 shares that vested on August 10, 1998 pursuant to the Award Plan and 4,688 shares that vested on August 10, 1998 pursuant to the Bonus Plans. See Footnote (2). (7) Mr. Foster served as interim Chairman of the Board, President and Chief Executive Officer from January 28, 2000 until August 14, 2000. The totals for Mr. Foster include only compensation for his service as interim Chairman of the Board, President and Chief Executive Officer. Compensation for Mr. Foster's service as a non-employee director is not included in such totals. (8) Includes options to purchase 100,000 shares of Common Stock granted to Mr. Foster during his service as interim Chairman of the Board, President and Chief Executive Officer. After he completed such service, Mr. Foster was granted options to purchase 1,000 shares of Common Stock as partial compensation for his service as a non-employee director. See "Stock Options Granted During 2000" below. (9) Mr. Wiley was appointed Chairman of the Board, President and Chief Executive Officer effective August 14, 2000. 10 13 (10) Mr. Wiley was awarded 150,000 shares and 83,000 shares of Common Stock, valued at $8,781,188, on August 15, 2000, pursuant to the Award Plan. See Footnote (2) to the table under the caption "Security Ownership of Management." Mr. Wiley received a cash payment equivalent to the Company's ordinary dividend payment on the awards on a quarterly basis. At December 31, 2000, Mr. Wiley held 233,000 shares of restricted stock, valued at $9,684,063, based upon the closing stock price of $41.5625 per share of Common Stock on the New York Stock Exchange on December 29, 2000. The 150,000 share award vests in increments of 33 1/3% on each of August 15, 2001, 2002 and 2003 if certain targets with respect to growth in operating profit after tax or "Baker Value Added" are met as of June 30, 2001. The 83,000 share award vests in increments of 33 1/3% on each of August 15, 2001, 2002 and 2003 to the extent certain share price increase targets are met as of January 23, 2001. Mr. Wiley forfeited 48,000 shares of the 83,000 share award on January 24, 2001 pursuant to the formula contained in the grant. (11) Mr. Bates joined the Company on June 15, 1998 as Senior Vice President and resigned his position effective January 29, 2000. (12) In connection with his resignation from the Company, effective January 29, 2000, Mr. Bates continues to receive his salary for up to 18 months based on the Executive Severance Policy. (13) Includes $30,000 paid to Mr. Bates in lieu of any outplacement benefits under the Executive Severance Policy in connection with his resignation. (14) Mr. Bates was awarded 100,000 shares of Common Stock, valued at $1,693,750, on February 1, 1999, pursuant to the Award Plan. Mr. Bates received a cash payment equivalent to the Company's ordinary dividend payment on the award on a quarterly basis. At December 31, 2000, Mr. Bates did not hold any shares of the Company's Common Stock. (15) Mr. Szescila received 17,500 shares that vested on August 10, 1998, pursuant to the Award Plan. See Footnote (2). (16) Mr. Finley received 13,996 shares that vested on August 10, 1998, pursuant to the Award Plan, and 464 shares that vested on August 10, 1998, pursuant to the Bonus Plans. See Footnote (2). STOCK OPTIONS GRANTED DURING 2000 The following table sets forth certain information regarding stock options granted during fiscal year 2000 to the persons named in the Summary Compensation Table above. The theoretical values on date of grant of stock options granted in 2000 shown below are presented pursuant to SEC rules and are calculated using the Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Corporation or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.
% OF TOTAL OPTIONS OPTIONS GRANTED EXERCISE EXPIRATION GRANT DATE NAME GRANTED(1) TO EMPLOYEES PRICE DATE THEORETICAL VALUE(2) ---- ---------- --------------- -------- ---------- -------------------- M.L. Lukens....................... 0 -- -- -- -- J.B. Foster....................... 50,000 2.37% $23.50 2/3/10 $ 419,554(3) 50,000 2.37 36.25 6/1/10 674,621(4) 1,000(5) 0.05 35.88 10/25/10 12,089(6) M.E. Wiley........................ 500,000 23.67 38.19 8/15/10 7,367,715(7) T.R. Bates, Jr.................... 0 -- -- -- -- A.J. Szescila..................... 0 -- -- -- -- G.S. Finley....................... 0 -- -- -- -- A.J. Keifer....................... 12,131 0.57 22.88 1/26/10 93,598(8)
11 14 --------------- (1) In 1998, the Compensation Committee awarded a grant of options to certain members of the Company's Leadership Team, including Messrs. Lukens, Bates, Szescila and Finley, to cover the years 1998, 1999 and 2000, to incent top performance in the timely completion of various post-merger activities involving Western Atlas, as well as to act as a retention device after the Merger. The Compensation Committee did not grant options in 2000 to those members of the Leadership Team who received the multi-year grants. (2) The theoretical values on grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility, dividend rate, exercise period of the option and interest rates. (3) The grant date theoretical value assumes a volatility of 25%, a dividend yield of 1.93%, a 5.13% risk free rate of return and a ten year option term. (4) The grant date theoretical value assumes a volatility of 25%, a dividend yield of 1.30%, a 5.14% risk free rate of return and a ten year option term. (5) After he completed his service as interim Chairman of the Board, President and Chief Executive Officer, Mr. Foster was granted options to purchase 1,000 shares of Common Stock as partial compensation for his service as a non-employee director. See "Board of Directors and Committees of the Board" above. (6) The grant date theoretical value assumes a volatility of 25%, a dividend yield of 1.38%, a 5.14% risk free rate of return and a ten year option term. (7) The grant date theoretical value assumes a volatility of 25%, a dividend yield of 1.22%, a 5.15% risk free rate of return and a ten year option term. (8) The grant date theoretical value assumes a volatility of 25%, a dividend yield of 2.02%, a 5.14% risk free rate of return and a ten year option term. AGGREGATED OPTION EXERCISES DURING 2000 AND OPTION VALUES AT DECEMBER 31, 2000 The following table sets forth certain information regarding options that persons named in the Summary Compensation Table above exercised during 2000 and options that those persons held at December 31, 2000. The values of unexercised in-the-money stock options at December 31, 2000 shown below are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.
OPTION EXERCISES UNEXERCISED OPTIONS AT DECEMBER 31, 2000 ---------------------------- ----------------------------------------------------- VALUE OF UNEXERCISED NUMBER OF OPTIONS IN-THE-MONEY OPTIONS(1) ------------------------- ------------------------- SHARES ACQUIRED VALUE NOT NOT NAME ON EXERCISE REALIZED EXERCISABLE EXERCISABLE EXERCISABLE EXERCISABLE ---- --------------- ---------- ----------- ----------- ----------- ----------- M.L. Lukens.......... 228,502 $3,829,447 909,750 -- $15,247,596 $ -- J.B. Foster.......... 1,000 14,000 6,000 101,000 83,063 1,174,513 M.E. Wiley........... -- -- -- 500,000 -- 1,686,250 T.R. Bates, Jr....... 128,467 1,436,747 -- 252,799 -- 5,198,179 A.J. Szescila........ 29,854 298,098 149,616 238,549 1,865,719 4,905,164 G.S. Finley.......... 43,867 683,731 80,421 187,449 702,429 3,854,420 A.J. Keifer.......... 3,482 37,486 11,957 12,797 188,439 240,393
--------------- (1) Based on the closing price of the Common Stock of $41.5625 on December 29, 2000, the last trading day of 2000. 12 15 EMPLOYMENT AND SEVERANCE AGREEMENTS The Company has an employment agreement with Michael E. Wiley, dated as of July 17, 2000, which provides for the employment of Mr. Wiley for an initial three-year period ending August 14, 2003, subject to termination as provided in such agreement. The agreement provides that, after one year of the effective date of the agreement, the term of the agreement is to be automatically extended for one additional year unless the Company or the executive gives notice, within the period specified in the agreement, to not extend the term. During the term of the employment agreement, the executive is entitled to receive: - a base salary; - the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals; - long term incentives in the form of equity-based compensation no less favorable than awards made to other senior executives of the Corporation and that are commensurate with awards granted to CEO's of other public companies of similar size to the Corporation; and - benefits and perquisites that other officers and employees of the Corporation are entitled to receive, all as established from time to time by the Board of Directors or the Compensation Committee. The executive's base salary is to be reviewed at least annually during the term of the employment agreement and could be increased (but not decreased) based upon the performance of the executive during the year. Upon the termination of the employment of the executive due to his Disability (as defined in the employment agreement), for a period of 90 days in the aggregate during any period of 12 consecutive months, or reasonable expectation of Disability for more than that period, the executive is to be paid one-half of his then base salary in monthly installments for the remainder of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. In the event of the death of the executive during the term of the employment agreement, the Corporation is to pay one-half of his then annual base salary to his beneficiary in monthly installments for the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. Upon termination of the employment agreement by the executive for Good Reason (as defined in the employment agreement) or by the Corporation without Cause (as defined in the employment agreement), the executive is entitled to receive, for the remainder of the term of the employment agreement, his then annual base salary and, once a year, an amount equal to his expected value incentive bonus for the year of such termination (all as subject to adjustment by the GNP price deflator), as well as the continuation of benefits except as may be provided by a successor employer, and accelerated vesting of all equity-based awards as of the date of such termination. If the employment agreement is terminated by the executive for any reason other than a Good Reason or by the Corporation for Cause, the executive is to receive only his base salary and benefits through the date of termination, but no annual bonus. During the term of the employment agreement, and for a period of two years following termination of the term, the executive is prohibited from (i) engaging in Competition (as defined in the Employment Agreement) with the Corporation, and (ii) soliciting customers, employees and consultants of the Corporation. To the extent any provision of the Employment Agreement is covered by a provision of the Severance Agreement described below, the Employment Agreement provision so covered is superseded by the relevant portion of the Severance Agreement. Until his resignation in January 2000, Mr. Lukens had an employment agreement with the Company similar to Mr. Wiley's agreement. However, the terms of Mr. Lukens' Severance Agreement described below prevailed upon his resignation. In addition to the employment agreement described above, the Corporation also has severance agreements (the "Severance Agreements") with Mr. Wiley, Andrew J. Szescila, G. S. Finley, Alan R. Crain, Jr. and Greg Nakanishi and, until their respective resignations, had Severance Agreements with Max L. Lukens and Thomas R. Bates, Jr. (each an "Officer"), which provide for payment of certain benefits to the Officers as a result of termination of employment following or in connection with a Change in Control (described below) of the Corporation. Except for the agreements of Messrs. Wiley, Crain and Nakanishi, which initially expire on December 31, 2001, the initial term of the Severance Agreements expired on December 31, 1999. Beginning on January 1, 1998 for Messrs. Szescila, Finley, Lukens and Bates and 13 16 January 1, 2001 for Messrs. Wiley, Crain and Nakanishi and on each successive January 1 thereafter (the "Extension Date"), the term of the Severance Agreements is automatically renewed for an additional year, unless notice of nonextension has been given by September 30 prior to such Extension Date. The term is automatically extended for 24 months following a Change in Control. With the exception of the Severance Agreements of Messrs. Bates, Wiley, Crain and Nakanishi, consummation of the Merger with Western Atlas constituted a Change in Control under the Severance Agreements. Pursuant to the Severance Agreements, the Company pays severance benefits to the Officer if the Officer's employment is terminated following a Change in Control and during the term unless: (i) the Officer resigns without Good Reason (as defined in the Severance Agreements); (ii) the Corporation terminates the Officer for Cause (as defined in the Severance Agreements); or (iii) the Officer is terminated by reason of death or disability. If the Officer meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, he will receive the following benefits: (a) a lump sum payment equal to three times the sum of the Officer's annual base salary in effect on the date of termination of employment or, if higher, his annual base salary in effect immediately prior to the event or circumstance constituting Good Reason; (b) a lump sum payment equal to three times the sum of the average annual bonus earned by the Officer during the three fiscal years ending immediately prior to the fiscal year in which termination of employment occurs or, if higher, immediately prior to the fiscal year in which occurs the event or circumstance constituting Good Reason; provided, that if the Officer has not participated in an annual bonus plan of the Company for the entirety of the three year period, then the average bonus will be calculated using such lesser number of bonuses as have been earned; (c) continuation of life, disability, accident and health insurance benefits and all perquisites for an additional three years; (d) a lump sum payment equal to the sum of: (1) any unpaid incentive compensation that has been allocated or awarded to the Officer for a complete fiscal year or other measuring period preceding the date of termination under the Corporation's Annual Incentive Compensation Plan and that, as of the date of termination, is contingent only upon the continued employment of the Officer to a subsequent date, and (2) a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the Officer for all then uncompleted periods under the Corporation's Annual Incentive Compensation Plan, assuming the achievement of the expected value target level of the performance goals established for the awards; provided, that if such termination of employment occurs during the same year in which the Change in Control occurs, the pro rata bonus payment shall be offset by any payments received under the Corporation's Annual Incentive Compensation Plan in connection with such Change in Control; (e) a lump sum payment equal to the present value of the benefits the Officer would have received had he continued to participate in the Corporation's thrift and supplemental retirement plans for an additional three years, assuming for this purpose that: (1) the Officer's compensation during such three-year period remained at the levels used for calculating the severance payment described in paragraph (a) and (b) above, and (2) the Officer's contributions to such plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater; (f) eligibility for the Corporation's retiree medical program if the Officer would have become entitled to participate in such program had he or she remained employed for an additional three years; 14 17 (g) outplacement services for a period of three years or, if earlier, until acceptance by the Officer of an offer of employment; and (h) an additional amount (a "gross-up" payment) in respect of excise taxes that may be imposed under the "golden parachute" rules on payments and benefits received in connection with the Change in Control; the gross-up payment would make the Officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Corporation's plans, agreements and arrangements (including for example, acceleration of equity awards). In addition to the above, the Severance Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control, subject to the provisions of the applicable plan or stock option agreement. Pursuant to the Severance Agreements, a "Change in Control" is deemed to occur if: (i) any person becomes the owner of 20% of the Corporation's voting securities; (ii) a change in the majority of the membership of the Board occurs without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved; (iii) there is consummated a merger or consolidation of the Corporation or a subsidiary thereof with another company in which the Corporation's stockholders do not continue to hold at least 65% of the voting securities of the surviving entity (excepting certain recapitalizations of the Corporation); or (iv) there occurs a liquidation of the Corporation or a sale or other disposition of all or substantially all of the Corporation's assets. The Severance Agreements supersede any other agreements and representations made by the Officer or the Corporation setting forth the terms and conditions of the Officer's employment with the Corporation only if the Officer's employment with the Corporation is terminated in connection with a Change in Control by the Company other than for Cause (as defined in the Severance Agreements) or by the Officer other than for Good Reason (as defined in the Severance Agreements). Upon his resignation from the Company on January 28, 2000, Mr. Lukens was paid a lump sum of approximately $4.1 million pursuant to the terms of his Severance Agreement described above. In addition, the Corporation has an Executive Severance Policy that provides salary continuation for between 15 and 18 months for the named executive officers, based upon salary grade, if the executive's employment is terminated for certain specific reasons, other than a Change in Control of the Corporation covered by the Severance Agreements described above. In connection with his resignation from the Company, effective January 29, 2000, Mr. Bates continues to receive his salary for up to 18 months, based on the Executive Severance Policy. COMPENSATION COMMITTEE REPORT TO OUR STOCKHOLDERS This report is provided in the Proxy Statement, in accordance with SEC rules, to inform the Company's stockholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer of the Company. To preserve objectivity in the achievement of its goals, the Compensation Committee consists of five independent, non-employee directors who have no "interlocking" relationships as defined by the SEC. It is the Compensation Committee's overall goal to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values along with competitive practices in the employment market. The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of, Company compensation policies. The Compensa- 15 18 tion Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters. COMPENSATION PHILOSOPHY The Company's primary business objective is to maximize stockholder value over the long term. To accomplish this objective, the Company has developed a comprehensive business strategy that emphasizes maximizing earnings and stock price, continuing its leadership in those markets in which the Company participates, and providing products and services of the highest value. The following compensation policies are intended to facilitate the achievement of the Company's business strategies: - Comprise a significant amount of pay for senior executives in the form of long-term, at-risk pay to focus management on the long-term interests of stockholders and balance short-term and long-term business and financial strategic goals. - Emphasize variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate performance goals. - Encourage a personal proprietary interest to provide executives with a close identification with the Company and align executives' interests with those of stockholders. - Enhance the Company's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives through compensation opportunities. - Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team. Competitive market data, including current compensation trends and movements in the competitive marketplace, is provided by an independent compensation consultant, who also advises the Company with regard to the competitiveness of its salary levels, incentive compensation awards and various benefit plans. The data provided compares the Company's compensation practices to a group of comparative companies. The Company's market for compensation comparison purposes consists of a group of companies that tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels and lines of business. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for the comparative group used for compensation comparison purposes generally are not the same companies that comprise the S&P Oil and Gas Drilling and Equipment Index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns. The formula used by the Compensation Committee for determining annual incentive bonuses, discussed below, does however take into account the S&P Oil and Gas Drilling and Equipment Index. The key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation and benefits. These key elements (other than benefits) are addressed separately below. In determining compensation, the Compensation Committee regularly reviews all elements of an executive's total compensation package, including severance plans, insurance and other benefits. Total compensation is targeted between the 50th and 75th percentile for public companies of Baker Hughes' relative size and industry, with the upper levels being reserved for those executives who the Compensation Committee considers exceptions for individual situations based on an executive's specific experience or expertise, or the means necessary to retain a valued contributor with the Company. In 1993, the Internal Revenue Service adopted Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its four other highest 16 19 paid executive officers. Certain performance-based compensation and certain other compensation that has been approved by stockholders is not subject to the deduction limit. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options granted pursuant to the Company's 1993 Stock Option Plan and shares awarded pursuant to the 1993 Employee Stock Bonus Plan, as well as options and stock appreciation rights granted, and shares awarded in respect of the exercise of a stock option, pursuant to the Company's Long Term Incentive Plan. The 1995 Employee Annual Incentive Compensation Plan produces performance-based compensation within the meaning of Section 162(m); thus the awards under the plan will remain deductible by the Company if the stockholders of the Company reapprove it. To the extent stock awards under the 1995 Stock Award Plan and the Long Term Incentive Plan produce compensation payable to the applicable executive officers, it will be subject to the limitation requirements for deductibility of Section 162(m). Stock awards granted to Mr. Wiley in 2000 under the Long Term Incentive Plan meet the deductibility requirements under Section 162(m). The Company may from time to time pay compensation to its executive officers that may not be deductible. BASE SALARIES Base salaries are targeted at median levels for public companies of Baker Hughes' relative size. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, as well as internal equity issues and external pay practices. After evaluating the competitive market data, increases to base salaries, if any, are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; demonstrating leadership abilities among coworkers; and other goals. Mr. Lukens' salary for approximately one month of 2000, during which he served as Chairman of the Board, Chief Executive Officer and President, was unchanged from his salary during 1999. In February 2000, the Compensation Committee set the base salary for Mr. Joe B. Foster, interim Chairman of the Board, President and Chief Executive Officer, at $40,000 per month. Mr. Foster's salary was set below the median market salary for chief executive officers of companies that are comparable to Baker Hughes based upon the expected duration and scope of the interim assignment, giving consideration to his stock option grant. In June 2000, when it became apparent that both the duration and scope of the assignment were greater than initially anticipated, the Compensation Committee increased Mr. Foster's salary to $75,000 per month, a level closer to the median market salary for chief executive officers of comparable companies. In setting the base salary of Mr. Michael E. Wiley for fiscal year 2000 at $925,000 per year, the Compensation Committee reviewed the compensation of chief executive officers in a group of comparative companies. Mr. Wiley's salary is approximately at the median of this group. In the future, the Compensation Committee expects to also consider a review of the Company's financial performance during the previous fiscal year with respect to revenue growth, expense control, net income and earnings per share in setting Mr. Wiley's base salary. ANNUAL INCENTIVES The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with the opportunity to earn direct financial incentives in the form of annual cash bonuses to achieve corporate, business unit and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. Each year, the Compensation Committee establishes specific goals relating to each executive's bonus opportunity. Eligible executives are assigned threshold, target and maximum bonus levels based on a 17 20 percentage of base salary. The percentages have been established based on bonus practices and opportunities within companies comparable to Baker Hughes' size or industry. Executives earn bonuses to the extent to which preestablished goals are achieved. Corporate goals are determined each year by the Compensation Committee and are based upon financial objectives of the Company deemed appropriate by the Compensation Committee. These objectives may include earnings per share, profit after tax, return on net capital employed, return on shareholder investment or other financial objectives for the year. Where executives have strategic business unit responsibilities, a portion of the goal may be based on financial performance measures that support strategic business unit performance. This portion varies with the position of each individual and the particular objectives of the Company. However, no bonus is paid unless predetermined threshold performance levels are reached. During fiscal year 2000, the corporate objective was based on (i) earnings per share with a return on net capital employed hurdle required to be met before a participant could be eligible to earn more than a target bonus, and (ii) Baker Value Added, a metric that measures profit after tax less the cost of capital employed. Baker Value Added integrates the profit and loss results and balance sheet investments of the Company by assuring that the cost of any capital used to earn those profits is fully taken into account. An alternative bonus calculation is also made each year. This calculation determines the Company's total stockholder return versus a group of peers. Under this approach, no more than one-half a target bonus can be paid. The higher of the financial or alternative bonus is paid in any given year. This feature provides motivation and reward to executives for superior performance in the market, even when economic circumstances outside the control of the executive render the Company's financial plans unachievable. Target bonus awards are set at a market level (discussed previously). Targets are considered by the Compensation Committee to be achievable, but require above-average performance from each of the executives. Target bonus awards for the executive officers range from 40% of base salary to 70% of base salary (for Mr. Wiley). Pursuant to Mr. Wiley's employment agreement with the Company, Mr. Wiley's bonus for 2000 is guaranteed to be not less than $525,000. Based on the Company's fiscal year 2000 financial performance, predetermined bonus objectives, as set by the Compensation Committee and discussed above, were achieved. Mr. Foster was paid a bonus of approximately $315,000 to compensate him for his substantial contributions to the Company during the search for a new Chairman of the Board, President and Chief Executive Officer. This bonus, which the Company paid to him upon his stepping down as interim Chairman of the Board, President and Chief Executive Officer, was based on an estimate of the bonus that would have been paid to him in 2001, prorated for months of service in 2000, had he been the permanent Chairman of the Board, President and Chief Executive Officer and a participant in the 1995 Employee Annual Incentive Compensation Plan, assuming the Company achieved its expected value bonus plan. In addition, pursuant to Mr. Lukens' Severance Agreement, Mr. Lukens received certain contractually committed payments relating to his bonus opportunity as part of the lump sum amount (approximately $4.1 million) paid to him upon his resignation from the Company in January 2000. Mr. Bates was also paid a cash lump sum of $30,000 in lieu of any outplacement benefits under the Executive Severance Policy in connection with his resignation in January 2000. LONG-TERM INCENTIVES In keeping with the Company's commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise the largest portion of an executive's total compensation package. The Compensation Committee's objective is to provide executives with long-term incentive award opportunities that are on par with grants made within the Company's industry. Long-term incentive award guidelines have been developed based on the same method used as establishing bonus award guidelines. The actual percent granted varies by position within the Company. Long-term incentives are provided pursuant to the Company's stock option plan. Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. 18 21 This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company. The Compensation Committee determines each year the total amount of options that will be made available to the Company's executives, as well as the multiple on base salary that will be used for each group of executives who will be receiving options. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate taking into account the executive's total compensation package and the desire of the Compensation Committee to create stockholder value, to encourage equity ownership by the Company's executives, to provide an appropriate link to the interests of the stockholders, and to provide long-term incentive award opportunities on par with the Company's industry. The Compensation Committee awarded Mr. Foster an initial grant of stock options to purchase 50,000 shares of Common Stock, effective February 3, 2000, and an additional grant of stock options to purchase 50,000 shares of Common Stock, effective June 1, 2000. The options were originally scheduled to vest and become exercisable in increments of 33 1/3% of the shares subject to the options on the anniversary of the effective dates of the grants in each of the years 2001, 2002 and 2003 and will fully vest upon Mr. Foster's retirement as a director of the Company in April 2001. In connection with his appointment as Chairman of the Board, Chief Executive Officer and President, Mr. Michael E. Wiley was awarded an initial grant of stock options to purchase 500,000 shares of Common Stock, effective August 15, 2000, at an exercise price equal to the fair market value of the stock on that date. The options vest and become exercisable in increments of 33 1/3% of the shares subject to the options on August 15, 2001, 2002 and 2003. This grant was made to incent Mr. Wiley to create stockholder value over the long-term. In connection with his appointment, the Company also granted Mr. Wiley two restricted stock awards of 150,000 shares and 83,000 shares of Common Stock, respectively. These awards were also made to incent Mr. Wiley to help create long-term stockholder value. The 150,000 share award vests in increments of 33 1/3% on each of August 15, 2001, 2002 and 2003 if certain targets with respect to growth in operating profit after tax or Baker Value Added are met as of June 30, 2001. The 83,000 share award was originally scheduled to vest in increments of 33 1/3% on each of August 15, 2001, 2002 and 2003 to the extent certain share price increase targets are met as of January 23, 2001. Mr. Wiley forfeited 48,000 of those shares on January 24, 2001 pursuant to the formula contained in the grant. In fiscal year 1998, the Compensation Committee awarded a grant of options to certain members of the Company's Leadership Team, including Messrs. Bates and Finley, to cover the years 1999 and 2000 to incent top performance in the timely completion of various post-merger activities involving Western Atlas, as well as to act as a retention device after the Merger. The Compensation Committee did not grant options in 2000 to those members of the Leadership Team who received the multi-year grants. 19 22 SUMMARY The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value. Richard D. Kinder (Chairman) Victor G. Beghini Claire W. Gargalli H. John Riley, Jr. Charles L. Watson COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION The Company's Compensation Committee consists of Messrs. Kinder, Beghini, Riley, C. Watson and Ms. Gargalli, all of whom are non-employee directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors. 20 23 CORPORATE PERFORMANCE GRAPH The following graph compares the yearly percentage change in the Corporation's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Standard & Poor's Oil and Gas Drilling and Equipment Index over the preceding five year period. The following graph is presented pursuant to SEC rules. The Corporation believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Corporation's executive compensation program is based on financial and strategic results, and the other factors set forth and discussed above in "Compensation Committee Report." COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* BAKER HUGHES INCORPORATED; S&P 500; AND S&P OIL AND GAS DRILLING AND EQUIPMENT [PERFORMANCE GRAPH]
-------------------------------------------------------------------------------------------------------------------------- 1995 1996 1997 1998 1999 2000 -------------------------------------------------------------------------------------------------------------------------- Baker Hughes 100.00 143.61 183.64 75.55 91.88 183.73 S&P 500 100.00 122.90 163.85 210.58 254.83 231.62 S&P Oil and Gas Drilling and Equipment 100.00 141.88 218.01 124.65 169.98 230.93
* Total return assumes reinvestment of dividends on a quarterly basis. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1995 in Baker Hughes Common Stock, the S&P 500 Index and the S&P Oil and Gas Drilling and Equipment Index. 21 24 AUDIT/ETHICS COMMITTEE REPORT The Audit/Ethics Committee of the Board of Directors is primarily responsible for providing assistance to the Board of Directors in fulfilling its fiduciary responsibility to the stockholders and the investment community in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's financial controls and the quality and integrity of the financial statements of the Company. In addition, the Audit/Ethics Committee monitors the Standards of Conduct for the Company's employees, coordinates compliance and reviews and investigates all matters relating to the ethics of the Company. Each of the members of the Audit/Ethics Committee is "independent" as defined by listing standards of the New York Stock Exchange. A copy of the charter of the Audit/Ethics Committee adopted by the Board of Directors is attached as Annex A to this Proxy Statement. The responsibilities of the Audit/Ethics Committee include reviewing the independence of the Company's outside independent auditors and, after consulting with management, recommending to the Board the independent auditors that the Company should employ and any appropriate action to assure the auditors' independence. In addition, the Audit/Ethics Committee reviews with management, the Company's internal audit personnel and the independent accountants the following: - the proposed scope of the audit plan and fees, including the areas of business to be examined, the people to be assigned to the audit, the procedures to be followed, special areas to be investigated and the program for integration of the independent and internal audit efforts; - any material changes in the Company's accounting practices and procedures; - the results of the annual audit prior to the public release of the audited financial statements; and - the effectiveness of the Company's system of internal controls and audit procedures and any actions taken by management on the recommendation of the independent or internal auditors relating to those controls and procedures. The Audit/Ethics Committee also inquires through discussions with management, the internal auditors and the independent auditors whether any material information has been withheld from any of them, whether any disagreements among them have been satisfactorily resolved and whether any restrictions have been placed by management on implementation of the independent or internal auditors' examinations. The Audit/Ethics Committee conducts an annual review of its charter to assess its adequacy. In 1999, the Audit/Ethics Committee made a number of changes to reflect the new standards set forth in SEC regulations and the New York Stock Exchange listing standards. Generally, these changes reflected increased specificity in the charter rather than changes in the Committee's practices. The responsibilities of the Audit/Ethics Committee include reviewing the results of the annual audit prior to the public release of the audited financial statements and recommending to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K. In this regard, the Audit/Ethics Committee discussed with Deloitte & Touche LLP, the Company's independent auditors for 2000, those matters Deloitte & Touche communicated to and discussed with the Audit/Ethics Committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." These communications and discussions are intended to assist the Audit/Ethics Committee in overseeing the financial reporting and disclosure process. The Audit/ Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received a written statement from Deloitte & Touche concerning independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." This discussion and disclosure informed the Audit/Ethics Committee of the independence of Deloitte & Touche and assisted the Audit/ Ethics Committee in evaluating such independence. The Audit/Ethics Committee also considered whether the provision of services by Deloitte & Touche not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining the independence of Deloitte & Touche. Finally, the Audit/Ethics Committee reviewed and discussed with the Company management, the internal auditors of the Company and Deloitte & Touche the Company's audited 22 25 consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000. Deloitte & Touche informed the Audit/Ethics Committee that the Company's audited financial statements had been prepared in accordance with generally accepted accounting principles. Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that these financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Victor G. Beghini (Chairman) Joseph T. Casey Eunice M. Filter James F. McCall Max P. Watson, Jr. PROPOSAL NO. 2 PROPOSAL TO REAPPROVE THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED In 1995, the Board of Directors adopted, and the stockholders approved, the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan, as amended and restated, which provides for cash bonuses to executives and key employees of the Corporation and its subsidiaries. The Plan is being submitted to the stockholders for reapproval in order to continue the qualification of the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended. Payments under the Plan are determined based upon achievement of one or more predetermined financial goals. These financial goals may include profits before-tax, profits after-tax, earnings per share and/or the ratio of after-tax profits to net capital employed. As an alternative to other goals, and in addition thereto, an award opportunity under the Plan will provide an element based on a goal tied to total shareholder return ("TSR"). Performance versus financial goals is determined on an annual basis at the end of each fiscal year of the Corporation. Payments will be based on either satisfactory achievement of financial goals (other than TSR goals) which will yield a bonus within a preestablished range (maximum, target, minimum) or satisfactory achievement of TSR goals which will yield a bonus equal to a fraction of target bonus opportunities under the financial goal achievements schedule, whichever is greater. The maximum annual award that any employee may receive under the Plan is $1,000,000. Certain nonfinancial objectives may also be factored into the calculation of payments and may represent a maximum of 20% of target award opportunities. However, for any individual whose compensation is disclosed in the Proxy Statement, nonfinancial objectives, if any, will be quantifiable via an objective formula. The Plan is administered by the Compensation Committee of the Board of Directors of the Corporation. For each fiscal year of the Corporation, the Compensation Committee will determine (i) which of the eligible employees will participate in the Plan; (ii) the award opportunities for each participant; (iii) the performance goals for such year; (iv) the nonfinancial objectives, if any, for each participant; and (v) whether performance goals and nonfinancial objectives have been achieved. The Compensation Committee also has the ability to make discretionary adjustments to bonus amounts. However, limitations are imposed regarding discretionary adjustments for individuals whose compensation is disclosed in the Proxy Statement. No upward discretionary adjustments may be made with respect to bonus amounts payable to such individuals, but downward discretionary adjustments may be made if such adjustments are made in accordance with the Plan. A copy of the 1995 Employee Annual Incentive Compensation Plan, as amended and restated, is attached as Annex B to this Proxy Statement. RECOMMENDATION OF THE BOARD OF DIRECTORS Your Board of Directors recommends a vote FOR reapproval of the 1995 Employee Annual Incentive Compensation Plan, as amended and restated. 23 26 STOCKHOLDER PROPOSAL NO. 1 ON IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND The following proposal was submitted to Baker Hughes by the Sisters of Charity of Saint Vincent de Paul of New York (address Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, NY 10471-1093) who hold beneficially 5,100 shares of the Corporation's Common Stock, by New York City Comptroller, Alan G. Hevesi (address 1 Centre Street, New York, NY 10007-2341), on behalf of the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Teachers' Retirement System, which hold beneficially 208,864 shares, 54,668 shares, and 298,970 shares, respectively, of the Corporation's Common Stock, by the Minnesota State Board of Investment (address 590 Park Street, Suite 200, St. Paul, MN 55103), which holds beneficially 167,994 shares of the Corporation's Common Stock, and by the Adrian Dominican Sisters (address 1257 East Siena Heights Drive, Adrian, MI 49221-1793), which hold beneficially 200 shares of the Corporation's Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations. "WHEREAS, Baker Hughes Inc. has a subsidiary in Northern Ireland; WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality; WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife; WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include: 1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs. 2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work. 3. The banning of provocative religious or political emblems from the workplace. 4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups. 5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings. 6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin. 7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees. 8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement. 9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles. RESOLVED, Stockholders request the Board of Directors to: Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles." PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL "-- We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions. -- Implementation of the MacBride Principles by Baker Hughes Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns." 24 27 STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 1 Baker Hughes has a long standing policy of being an equal opportunity employer worldwide. This policy requires managers to conduct their employment practices in a manner that does not discriminate on the basis of race, color, religion, sex, national origin, age, handicap or veteran's status. Baker Hughes' operating unit in Northern Ireland, now known as Hughes Christensen Company, a division of Baker Hughes Limited ("HCC"), has subscribed to this policy. In addition, HCC has signed a Declaration of Principle and Intent under the Northern Ireland Fair Employment Act of 1989 (the "Northern Ireland Fair Employment Act") indicating its commitment to be an equal opportunity employer. The Northern Ireland Fair Employment Act has as its purposes the promotion of equal opportunity and the elimination of discrimination in employment for persons of different religious and political beliefs. HCC also continues to cooperate fully with the Fair Employment Commission for Northern Ireland and, in January 1997, adopted an Affirmative Action Plan pursuant to a voluntary agreement with the Fair Employment Commission to ensure fair participation of the Roman Catholic community in HCC's workforce in Northern Ireland. Your Board of Directors believes HCC's employment policies and practices ensure that HCC does not discriminate in its employment practices and that HCC's hiring and promotion practices do not make it more difficult for persons of a given religious belief to obtain employment or advancement. The MacBride Principles and the Northern Ireland Fair Employment Act both seek to eliminate employment discrimination in Northern Ireland. By adopting the MacBride Principles, HCC would become unnecessarily accountable to two sets of similar but not identical fair employment guidelines. For these reasons, your Board of Directors believes that implementation of the MacBride Principles would be burdensome, superfluous and unnecessary, particularly in light of HCC's own policies, its compliance with the requirements of the Northern Ireland Fair Employment Act and its cooperation with the Fair Employment Commission. Your Board of Directors has determined that HCC's policies on equal employment opportunity are entirely consistent with Baker Hughes' obligations and goals to act as an ethical and responsible member of the business community. Your Board of Directors does not believe that endorsement of the MacBride Principles is necessary, appropriate, or in the best interest of Baker Hughes, its subsidiaries or affiliates, or their respective employees. A proposal in substantially this form has been submitted to Baker Hughes' stockholders for their consideration every year for the last thirteen years, and such proposal has never received more than 23.7% of the vote in favor of the proposal. SEC rules require that the proposal be included in this Proxy Statement again this year since the proposal received more than 10% of the vote in favor of the proposal last year. RECOMMENDATION OF THE BOARD OF DIRECTORS Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 1 on implementation of the MacBride Principles in Northern Ireland. 25 28 STOCKHOLDER PROPOSAL NO. 2 REGARDING CLASSIFIED BOARDS The following proposal was submitted to Baker Hughes by John J. Gilbert (address 29 East 64(th) Street, New York, NY 10021-7043), John J. Gilbert, executor of the Estate of Lewis D. Gilbert and Trustee u/w Caston J. Gilbert, and Harold J. Mathis, Jr. (address P.O. Box 1209, Richmond, Texas 77406-1209; e-mail address: cengulfmar@aol.com), who hold beneficially 54 shares, 54 shares, 572 shares and 810 shares, respectively, of the Corporation's Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations. "RESOLVED: That the stockholders of Baker Hughes Incorporated, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis." PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL "REASONS Strong support was shown at the last annual meeting of Baker Hughes, Incorporated when 78.34%*, 194,273,151 shares were cast in favor of this proposal. This phenomenal vote was achieved on the proponent's first attempt to initiate the annual election of directors at Baker Hughes. 'A BAKER HUGHES SPOKESMAN CALLED THE VOTE A RECOMMENDATION THE BOARD WILL CONSIDER VERY SERIOUSLY.' THE WALL STREET JOURNAL -- APRIL 27, 2000 It is our continued belief that classification of the Board of Directors is not in the best interest of Baker Hughes Incorporated and its shareholders. We believe that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance. 'BAKER HUGHES EARNINGS DECLINE 59%' THE WALL STREET JOURNAL -- APRIL 27, 2000 'LAWSUITS GUSH IN ON BAKER HUGHES' HOUSTON BUSINESS JOURNAL -- JANUARY 7-13, 2000 The Council of Institutional Investors' (www.cii.org) Shareholders Bill of Rights recommends: 1) Annual Election of all directors 2) Adoption of shareholder resolutions that receive a majority of votes cast. The Council of Institutional Investors has asked Baker Hughes to state how the majority vote* received last year will be evaluated. The letter was written on July 17, 2000. This proponent (Mathis) wrote a similar letter on August 7, 2000 and September 6, 2000. As of this filing, there has been no reply from the company. If you are appalled as we are by this company's indifference to the 78.34%* affirmative vote and lack of accountability to shareholders please vote to have the performance of all directors measured annually. Certain Baker Hughes directors have significant past and present affiliations with these corporations where all directors are elected annually -- Xerox, Newfield Exploration, Litton Industries, Dynegy, and BMC Software. Success builds upon success, and your favorable vote will help build upon the 78.34%* approval vote established last year. PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL; otherwise, it is automatically cast as a vote against, even if you abstain. --------------- * 78.34% of yes/no votes cast." 26 29 STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 2 Since the Company's formation in 1987 with the combination of Baker International Corporation and Hughes Tool Company, the Board of Directors has been divided into three classes. Under this system, each director serves a three-year term, each class is nearly as equal as possible in size and one of the three classes is elected each year. This staggered election of directors is a common practice that has been approved by the stockholders of many major corporations. The Corporate Governance Committee of the Board of Directors, which consists of five independent non-employee directors, has considered both the proposal to declassify the Board that was submitted by Messrs. Gilbert and Mathis for consideration at the 2000 Annual Meeting and the stockholder vote on that proposal. For the reasons described below, the Committee believes that no change is needed to the Company's classified board structure. In December 2000, Mr. Wiley notified both the Council of Institutional Investors and the proponents of the Committee's determination and the supporting reasons. The Company had delayed its response to the letters cited by the proponents because it had been awaiting input from the Board, which, as more fully described elsewhere in this Proxy Statement, had been occupied with several management transition matters. The Committee believes that the staggered system of electing directors affords the Company valuable protection against unsolicited, coercive proposals to take control of the Company. In the event of a hostile takeover attempt, the Committee believes the fact that approximately two-thirds of the directors have tenure for more than one year would encourage a person seeking control of the Company to enter into arms' length negotiations with the Board and would afford the Company critically needed time and bargaining power to negotiate, to consider alternative proposals and to ensure that stockholder value is maximized. The Committee also believes that the Company's classified Board enhances stockholder value by providing continuity and stability to the Company's business strategies and policies. The Company's system of electing one-third of the directors at each annual meeting of stockholders helps to ensure that at least a majority of the directors at all times will have in-depth knowledge of the Company and its business, which assists the Board in conducting effective long-term strategic planning. At the same time, stockholders have an opportunity each year to renew and reinvigorate corporate decision-making by electing a class of directors, while avoiding the sudden and disruptive changes in corporate policies that could arise if an entirely new group of directors were elected in a single year. The Committee believes that the continuity that this system creates permitted one of the Company's directors, Mr. Foster, to effectively step in on an interim basis during 2000 to lead the Company until a permanent chief executive officer was selected. The Company's Bylaws contain provisions limiting the tenure of directors so that, in general, a director may serve for no more than ten years. The Committee believes that these provisions demonstrate the Company's commitment to good corporate governance and to ensuring reasonable turnover of board members. The Committee also believes that the Company's corporate governance policies promote management accountability and discourage entrenchment. If approved by the stockholders, the proposal would not in itself declassify the Board. Instead, it would serve as a recommendation to the Board to take the necessary steps to end the staggered system of electing directors. To declassify the Board, the Board would be required to propose to the stockholders amendments to the relevant provisions of the Company's Restated Certificate of Incorporation and Bylaws. For such amendments to be adopted, an affirmative vote of 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors would be required. Although this proposal received 78.3% of the votes actually cast for or against the proposal at the 2000 Annual Meeting, the votes in favor of the proposal represented only 58.9% of all of the outstanding shares of Common Stock, which would be insufficient to approve an amendment to the Company's Restated Certificate of Incorporation and Bylaws. 27 30 RECOMMENDATION OF THE BOARD OF DIRECTORS Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 2 regarding classified boards. ANNUAL REPORT The 2000 Annual Report on Form 10-K of the Corporation, which includes audited financial statements for the fiscal year ended December 31, 2000, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information. INDEPENDENT AUDITORS Deloitte & Touche LLP, the Corporation's independent certified public accountants, have advised the Corporation that they will have representatives attending the Annual Meeting prepared to answer appropriate questions, and those representatives will be given an opportunity to make a statement at the meeting if they desire to do so. FEES PAID TO DELOITTE & TOUCHE Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates have billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's 2000 annual financial statements and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2000, and (iii) all other services rendered in 2000.
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION AUDIT FEES FEES ALL OTHER FEES ---------- -------------- -------------- Fiscal year 2000 $3,251,000 $2,532,000 $1,428,000
STOCKHOLDER PROPOSALS Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Corporation by November 19, 2001 to be properly brought before the 2002 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to Baker Hughes Incorporated, Attention: Corporate Secretary, P.O. Box 4740, Houston, Texas 77210-4740. Nominations of directors by stockholders must be received by the Corporation between October 20, 2001 and November 19, 2001 to be properly nominated before the 2002 Annual Meeting, although the Corporation is not required to include such nominees in its Proxy Statement. OTHER MATTERS The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy. 28 31 P BAKER HUGHES INCORPORATED P.O. BOX 4740, HOUSTON, TX 77210-4740 R PROXY FOR ANNUAL MEETING OF STOCKHOLDERS O THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS X The undersigned hereby appoints M.E. Wiley AND G.S. Finley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to Y represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on March 7, 2001, at the Annual Meeting of Stockholders to be held on April 25, 2001, or any reconvened meeting after an adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE REAPPROVAL OF THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN AND AGAINST EACH OF STOCKHOLDER PROPOSAL NOS. 1 AND 2. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN. The Board of Directors favors a vote FOR Election of COMMENTS: (change of address) 01 Edward P. Djerejian, 02 H. John Riley, Jr., 03 Charles L. Watson, and 04 Michael E. Wiley ________________________________________ as Class I Directors. ________________________________________ ________________________________________ ________________________________________ (over)
-------------------------------------------------------------------------------- o FOLD AND DETACH HERE o 32 PLEASE MARK YOUR VOTE AS [X] INDICATED IN THIS EXAMPLE FOR WITHHELD FOR AGAINST ABSTAIN 1. FOR [ ] WITHHELD [ ] 2. Reapproval of the 1995 [ ] [ ] [ ] all nominees from all nominees Employee Annual Incentive Compensation Plan 3. Stockholder Proposal No. 1 [ ] [ ] [ ] on MacBride Principles 4. Stockholder Proposal No. 2 [ ] [ ] [ ] on Classified Boards For, except vote withheld from the following nominee(s): Change of Address/Comments [ ] PLEASE MARK, SIGN AND DATE -------------------------------------------------------- on Reverse side BELOW AND RETURN PROMPTLY. Signature Signature Date -------------------------------------------------------- ------------------------------------------ ---------- Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, guardian or trustee, please give title as such. ------------------------------------------------------------------------------------------------------------------------------------ o FOLD AND DETACH HERE o ----------------------------------- VOTE BY TELEPHONE QUICK *** EASY *** IMMEDIATE ----------------------------------- YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS: 1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week There is NO CHARGE to you for this call. -- Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form --------------------------------------------------------------------------------------------------------------------- OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1 --------------------------------------------------------------------------------------------------------------------- When asked, please confirm by Pressing 1. --------------------------------------------------------------------------------------------------------------------- OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions: --------------------------------------------------------------------------------------------------------------------- Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm by Pressing 1. The instructions are the same for all remaining proposals. OR 2. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope. NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card. THANK YOU FOR VOTING.